UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2015
___________

MONARCH FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-34565 (Commission File Number)	20-4985388 (I.R.S. Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia (Address of principal executive offices)	23320 (Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

    Monarch Financial Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 12, 2015 (the “Annual Meeting”). At the Annual Meeting, the shareholders for the Company re-elected four Class I directors to serve for three-year terms. The shareholders approved in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. The shareholders also ratified the appointment of independent accountants for the fiscal year ended December 31, 2015. The voting results for each proposal are as follows:

1.	To elect four Class I directors to serve for terms of three years each expiring at the 2018 annual meeting of shareholders:

	For	Withhold	Broker Non-Vote
Taylor B. Grissom	5,768,811	791,735	2,600,223

Elizabeth T. Patterson	5,243,568	1,316,978	2,600,223
Brad E. Schwartz	5,779,493	781,053	2,600,223
William T. Morrison	5,775,796	784,750	2,600,223

2.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote
5,485,000	643,168	432,377	2,600,223

3.	To ratify the appointment of Yount, Hyde and Barbour, PC, as the Company’s independent auditor for the year ending December 31, 2015.

For	Against	Abstain
8,949,971	206,195	4,603

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.
(Registrant)

May 19, 2015	By:	/s/ Lynette P. Harris
Lynette P. Harris, Executive Vice President
Chief Financial Officer and Secretary